                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MOORE-HANDLEY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              MOORE-HANDLEY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1998

     The Annual Meeting of the shareholders of Moore-Handley, Inc. (the "Corporation") will be held at the office of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, on Thursday, April 23, 1998, at 10:00 A.M., for the following purposes:

           (1) To elect directors for the ensuing year;

           (2) To consider and vote upon a proposal to approve the Moore-Handley, Inc. Employee Stock Purchase Plan, as described in the accompanying Proxy Statement;

           (3) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 6, 1998 will be entitled to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours at the Corporation's offices at the address set forth below and at the office of The Corporation Trust Company at the address set forth above from April 13, 1998 to the date of the meeting.

     Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                           By Order of the Board of Directors

                                           L. Ward Edwards
                                           Vice President -- Finance,
                                           Treasurer and Secretary

P. O. Box 2607
Birmingham, Alabama 35202
March 31, 1998

                IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
                        COMPLETED AND RETURNED PROMPTLY

                              MOORE-HANDLEY, INC.

                                PROXY STATEMENT

                                 MARCH 31, 1998

     This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Moore-Handley, Inc. (the "Corporation") for use at the Annual Meeting of its shareholders to be held on April 23, 1998.

     Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. Any person giving a proxy may revoke it by written notice to the Corporation at any time prior to its exercise. In addition, although mere attendance at the meeting will not revoke the proxy, a person present at the meeting may withdraw his proxy and vote in person. All properly executed and unrevoked proxies in the accompanying form which are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted FOR the election of the five persons nominated for election as directors and FOR approval of The Moore-Handley, Inc. Employee Stock Purchase Plan.

     The Annual Report of the Corporation (which does not form part of the proxy solicitation material), including the financial statements of the Corporation for the fiscal year 1997, is enclosed herewith.

     The mailing address of the principal executive offices of the Corporation is P. O. Box 2607, Birmingham, Alabama 35202. This Statement and the accompanying form of proxy are being mailed to the shareholders of the Corporation on April 3, 1998.

                               VOTING SECURITIES

     The Corporation has only one class of voting securities, its Common Stock. On March 6, 1998, 1,854,543 shares of Common Stock were outstanding. As to each matter presented to the shareholders' meeting, each shareholder of record at the close of business on March 6, 1998 will be entitled to one vote for each share of Common Stock owned on that date.

                             ELECTION OF DIRECTORS

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on these proposals (including broker non-votes) will have no effect on the outcome of the vote. Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nominees named in the following table as directors of the Corporation to serve until the next Annual Meeting and until their successors are duly elected and have qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

     Each of the nominees was elected to his present term of office at the last annual meeting of shareholders.

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Corporation by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTOR

     The Corporation's current Board of Directors consists of the five directors listed below, each of whom will stand for election at the annual meeting.

     William Riley -- Chairman and Director of the Corporation since 1981, Chief Executive Officer since April, 1997; Age 66.

     Pierce E. Marks, Jr. -- President, Chief Executive Officer from 1981 to June, 1995; Vice Chairman since June, 1995 and Director of the Corporation since 1981; Age 69.

     L. Ward Edwards -- Vice President -- Finance, Treasurer, Secretary and Director of the Corporation since 1981; Age 61.

     Michael B. Stubbs -- Private investor; Director, Lyon, Stubbs & Tompkins, Inc., New York, New York (investment advisors) from 1984 to August, 1996 and President from 1984 to June, 1992; Secretary/Treasurer and Director, S&P Cellular Holdings, Inc. (cellular communications) from 1989 to November, 1995 and Chairman from 1991 to November, 1995,; Secretary/Treasurer and Director, Petroleum Communications (cellular communications) from 1990 to November, 1995 and Chairman from 1991 to November, 1995. Director of the Corporation since 1981; Age 49.

     Ronald J. Juvonen -- General Partner, Downtown Associates, New York, New York (investment partnership). Director of the Corporation since 1989; Age 57.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The Board of Directors of the Corporation has Executive and Audit Committees, but does not presently have nominating and compensation committees.

     Executive Committee. Members: Messrs. Riley and Marks. The Executive Committee may, between meetings of the Board of Directors, exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except with respect to certain significant corporate matters reserved to the Board by Delaware law, such as amendments to the Certificate of Incorporation or By-Laws of the Corporation.

     Audit Committee. Members: Messrs. Stubbs and Juvonen. The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent auditors and reviewing with such auditors the plan and results of their audit.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During the 1997 fiscal year the Board of Directors held five meetings, the Executive Committee met formally once and informally numerous times, and the Audit Committee met twice. During such fiscal year each director attended all of the meetings of the Board, and each director who was a member of the Executive Committee or Audit Committee attended all of the meetings of such Committee.

COMPENSATION OF DIRECTORS

     No director received compensation for his services as director or member of the Executive or Audit Committees, except for the annual grant to non-employee directors of Special Options to purchase 2,000 shares of the Corporation's Common Stock granted to each of Messrs. Stubbs and Juvonen. Each such Special Option is granted at an exercise price equal to the market value of the Common Stock on the date of the grant and becomes exercisable six months after the date of grant. The term of such Option is ten years, subject to termination on the third anniversary of the date the holder ceases to be a director of the Corporation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE EXECUTIVE AND AUDIT COMMITTEE ON EXECUTIVE COMPENSATION

     This report by the members of the Executive and Audit Committees of the Board of Directors of the Corporation describes the policies guiding the compensation paid to the Corporation's Chief Executive Officer and other executive officers for 1997.

     Messrs. Riley and Marks, who comprise the Executive Committee of the Board of Directors, determine the compensation payable to executives other than themselves. Messrs. Stubbs and Juvonen, independent directors who comprise the Audit Committee, determine the compensation payable to Messrs. Riley and Marks.

EXECUTIVE COMPENSATION POLICIES

     The Corporation's compensation policies for its executive officers incorporate both fixed base salaries and variable, at-risk compensation opportunities in total compensation packages intended to take into consideration individual and overall corporate performance and to achieve the following specific goals:

          - ensure that the Corporation can attract and retain highly competent individuals whose performance is essential to the future growth and success of the Corporation; and

          - ensure that executive compensation reflects corporate performance by tying a significant portion of total compensation to the achievement of specified corporate performance objectives.

FIXED COMPENSATION

     Base salary is the fixed component of each executive officer's total compensation package.

VARIABLE COMPENSATION

     The variable component of each executive officer's total compensation package is comprised of an annual and a long-term part:

          - the opportunity to receive a cash payment under the Corporation's Return-On-Investment Bonus Program (the "Bonus Program"), based on the Corporation's actual performance in a given year against certain established objectives; and

          - the opportunity to benefit from the appreciation in value of the Corporation's common stock through stock options, granted under the Corporation's 1991 Incentive Compensation Plan (the "1991 Plan").

     Through the Bonus Program, executive officers, excluding Messrs. Riley and Marks, are eligible to participate in an annual bonus pool which consists of 20% of the amount, if any, by which the Corporation's net income exceeds 8% of the Corporation's net assets for such year. Messrs. Riley and Marks participate in a separate pool which consists of 10% of the amount, if any, by which net income exceeds 10% of net assets for such year. Other awards are determined by the Executive Committee, after consultation with key managers. In 1997, the threshold amount was not achieved; therefore, no cash bonuses were paid.

     The purpose of the 1991 Plan is to assist in attracting and retaining skilled management personnel and strengthening the mutuality of interests between them and the Corporation's shareholders. Under the 1991 Plan, executive officers are eligible to receive grants of stock options, stock appreciation rights, restricted stock and deferred stock. The 1991 Plan is administered by a Committee consisting of Messrs. Riley and Marks (the "Committee") who are not eligible to receive discretionary grants or awards under the Plan. The Committee has the authority to select employees to receive grants and awards thereunder and determine the number of shares subject to such grants and awards and the exercise price, restrictions, exercisability, transfer, vesting and other terms and conditions thereof. It is the Corporation's policy to award option grants of significant amounts when deemed appropriate.

APPLICATION OF PHILOSOPHY

     Messrs. Riley and Marks are substantial shareholders of the Corporation and as such have an economic incentive to increase the value of the Corporation. In each of their cases, the Audit Committee has kept their base salaries at levels which are low compared to competitive practices. The Audit Committee believes each of them has a substantial economic incentive to enhance the value of the Corporation's stock and therefore need not be paid salary on a competitive basis. As a part of their compensation, however, Messrs. Riley and Marks did receive a special one-time automatic grant on April 12, 1991, of non-qualified Special Options with an exercise price that was approximately 143% of the fair market value of the stock on the date of the grants. Each such option will become exercisable, if at all, at the first to occur of (i) the end of the first fiscal year during the term of the option in which the Corporation's earnings per share are at least $.85, or (ii) nine years and nine months after the date of grant, if the option holder is still an employee of the Corporation, or (iii) the date of retirement of the option holder from employment by the Corporation, if he is then 70 or older. These options have a ten-year term but will terminate on the date the option holder ceases to be an employee or director of the Corporation, if they have not become exercisable as of such date, or on the third anniversary of such date if they are exercisable on such date.

     In keeping with the rationale that a key employee's compensation should be significantly dependent on the performance of the Corporation, the base salaries for Mr. Gaines is also low compared to competitive practice. He received a substantial grant of stock options in 1997 under the 1991 Plan with an exercise price equal to the fair market value of the stock on the date of grant and which becomes exercisable in annual installments over five years. Mr. Gaines is eligible to participate in the Bonus Program in 1998.

                                          William Riley
                                          Pierce E. Marks, Jr.
                                          Michael B. Stubbs
                                          Ronald J. Juvonen
                                          L. Ward Edwards

     The following graph compares Moore-Handley's total stockholder return over the last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of all U.S. companies traded on The Nasdaq Stock Market(SM) and of all The Nasdaq Stock Market(SM) companies in the same U.S. Department of Commerce Standard Industrial Classification (wholesale trade -- durable goods) as the Corporation.

                                                                          Wholesale Trade -
        Measurement Period           Moore-Handley,    The Nasdaq Stock     Durable Goods
      (Fiscal Year Covered)               Inc.           Market Index           Index
1992                                            100.0              100.0              100.0
1993                                             87.8              114.8              130.2
1994                                             92.7              112.2              112.5
1995                                             76.8              158.7              132.0
1996                                             63.4              195.2              136.7
1997                                             53.0              239.5              138.3

EXECUTIVE COMPENSATION

     The following table sets forth all compensation for services in all capacities to the Corporation and its subsidiary during the years 1995-1997 of the Chief Executive Officer and each other executive officer of the Corporation whose cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                ANNUAL               AWARDS
                                                             COMPENSATION    ----------------------
                                                             ------------    SECURITIES UNDERLYING
                                                                SALARY              OPTIONS
                                                      YEAR       ($)                  (#)
                                                      ----   ------------    ----------------------
Michael J. Gaines...................................  1997     $139,000              75,000
  President and COO
William Riley.......................................  1997     $150,000
  Chairman and C.E.O.                                 1996     $150,000
                                                      1995     $150,000
Pierce E. Marks, Jr.................................  1997     $150,000
  Vice Chairman                                       1996     $150,000
                                                      1995     $150,000

     The following table sets forth information as to options outstanding as of December 31, 1997 held by each of the executive officers named in the Summary Compensation Table. No options were exercised during 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                                         VALUE OF
                                                       NUMBER OF SECURITIES         UNEXERCISED IN-THE-
                                                      UNDERLYING UNEXERCISED               MONEY
                                                       OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)
NAME                                                 EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                 -------------------------   -------------------------
Pierce E. Marks, Jr................................          None/50,000(1)          --/--
William Riley......................................          None/50,000(1)          --/--
Michael J. Gaines..................................         5,000/20,000(2)          --/--
Michael J. Gaines..................................        10,000/50,000(3)          --/--

---------------

(1) Not exercisable until annual earnings per share of Common Stock reach $.85, except that option becomes exercisable on January 12, 2001 or upon earlier retirement at age 70 or over, until expiration of options on April 12, 2001.
(2) Exercisable in five annual installments commencing on January 13, 1998.
(3) Exercisable in five annual installments commencing on April 2, 1998.

     Pension Plan. The Moore-Handley, Inc. Salaried Pension Plan (the "Pension Plan") is a defined benefit plan covering all salaried employees compensated on a commission basis. Normal retirement benefits are based on an employee's final average earnings and years of service and are payable to participants commencing at age 65. Final average earnings are based on total salary and bonus but exclude any income realized from stock options. Benefits are not reduced for Social Security or other offset amounts.

     The following table shows the combined estimated annual retirement benefits payable to employees under the Pension Plan and the Corporation's prior Plan who retire at age 65 at the stated levels of Final Average Earnings and years of service at retirement.

                                                       ANNUAL NORMAL RETIREMENT BENEFIT
                                                        FOR SPECIFIED YEARS OF SERVICE
                                                ----------------------------------------------
                                                  10           20           30           40
FINAL AVERAGE EARNINGS                           YEARS        YEARS        YEARS        YEARS
----------------------                          -------      -------      -------      -------
$ 50,000......................................  $ 4,883      $ 9,765      $14,647      $19,530
  75,000......................................    8,008       16,015       24,023       32,030
 100,000......................................   11,133       22,260       33,398       44,520
 125,000......................................   14,258       28,515       42,773       57,030
 150,000......................................   17,383       34,765       52,148       69,530
 175,000......................................   20,508       41,015       61,523       82,030
 200,000......................................   23,633       47,265       70,898       94,530

     As of December 31, 1997 Messrs. Riley, Marks and Gaines had 37, 26 and 1 years of service respectively, under the Pension Plan.

CERTAIN TRANSACTIONS

     The cost of leasing office space, and related overhead costs, in Atlanta and New York City used by Messrs. Marks and Riley, who spend a substantial majority of their time serving as executive officers and directors of the Corporation are shared by the Corporation and two unrelated manufacturing companies. In 1997 these unrelated manufacturing companies paid an aggregate of $120,000 to the Corporation, representing 25% of the cost to the Corporation of maintaining such offices. Messrs. Riley and Marks are substantial stockholders and directors of such unrelated companies, and Mr. Stubbs is a substantial stockholder and director of one of such companies, but none of Messrs. Riley, Marks or Stubbs participates in the day-to-day management thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Riley and Marks, who comprise the Executive Committee, and Messrs. Stubbs and Juvonen, who comprise the Audit Committee, were involved in the determination of compensation for executive officers of the Corporation for the past fiscal year.

     Messrs. Riley and Marks, executive officers of the Corporation, determined the compensation payable to executive officers other than themselves and did not participate in any discussion regarding their own compensation. Messrs. Stubbs and Juvonen, outside directors of the Corporation, determined the compensation payable to Messrs. Riley and Marks.

                  PROPOSAL TO APPROVE THE MOORE-HANDLEY, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     On March 27, 1998, the Board of Directors adopted The Moore-Handley, Inc. Employee Stock Purchase Plan (the "Plan") to encourage and facilitate stock ownership by Employees by providing a continued opportunity to purchase Common Stock, generally through voluntary after-tax payroll deductions. The portion of the Plan described under the heading "Qualified Stock Purchases" is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The principal features of the Plan are summarized below, but reference is made to the copy of the Plan, attached as Exhibit A to this Proxy Statement, for a complete description of the terms thereof. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

     Qualified Stock Purchases. Up to a maximum of 300,000 shares of the Corporation's Common Stock, less the number of shares purchased by Current Option Holders on or before June 30, 1998 (see "Non-Qualified Stock Purchases" below) will become available for purchase by eligible Employees through payroll deduction.

     Under the terms of the Plan, each eligible Employee will be granted an Option, with a term of 27 months, to purchase the number of shares of Common Stock as determined by the Plan Administrator. There shall be an Individual Account for each participating Employee to which shall be credited the amount of any Payroll Contributions and the number of full or fractional shares of Common Stock that are purchased by such Employee. An Employee may authorize Payroll Contributions in terms of whole percentages of $25,000 or less per year or purchase shares of Common Stock with a Fair Market Value of $25,000 or less per year. The price per share of Common Stock paid by each participating Employee shall be 85% of the Fair Market Value on the Date of Grant of the Option to purchase such shares. There are approximately 402 Employees eligible to participate under the part of the Plan that is intended to be qualified under
Section 423 of the Code.

     Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock shall again be available for purchase under the Plan.

     Deduction Changes and Plan Withdrawals. Subject to Plan maximums and the submission of proper notice, an Employee may increase or decrease his Payroll Contributions. Also, an Employee may at any time, cease participation in the Plan and withdraw all or any portion of the shares of Common Stock and cash, if any, in his Individual Account. Upon the termination of an Employee's employment, all shares and any cash held in his Individual Account shall be distributed to him as soon as practicable thereafter.

     Non-Qualified Stock Purchases. The Plan provides that each of the 12 Current Option Holders will have the opportunity to purchase the number of shares of Common Stock equal to the number of their currently held stock options. A Current Option Holder may participate by surrendering for cancellation all stock options currently held. The purchase price for such shares shall be $2.625 per share and may be paid in cash or with a Promissory Note. The terms of the Promissory Note provide for the entire principal balance to become due and payable on the third anniversary of the purchase of shares. Interest on the Promissory Note will be payable annually at the rate of interest paid by the Company on its principal revolving line of credit on the date of purchase. The closing of any purchase by the Current Option Holders must occur on or before June 30, 1998.

     In addition to the right of the Current Option Holders to purchase shares of Common Stock described in the preceding paragraph, the Plan also permits 5% owners who are not eligible to participate under the part of the Plan that is intended to qualify under Section 423 of the Code to be granted Nonqualified Options. These purchases are subject to the same terms and conditions as those described under "Qualified Stock Purchases" above, except that the exercise price of the Options shall not be less than 100% of the Fair Market Value on the Date of Grant. There are 2 Current Option Holders eligible to participate under the part of the Plan that is not intended to qualify under Section 423 of the Code.

     Other Information. The Board of Directors may at any time amend the Plan in any respect; provided that shareholder approval shall be required to amend the number of shares of Common Stock reserved for issuance under the Plan, or a decrease in the per share price, or alter the requirements for eligibility to participate in the Plan. The Plan shall terminate at any time at the discretion of the Board and all shares of Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee. The closing sale price of the Common Stock as reported on The Nasdaq Stock Market(SM) on March 25, 1998 was $2.3125.

     The following table sets forth the number of Options that could have been held by the named executives had the plan been in effect at the end of the last fiscal year.

                               NEW PLAN BENEFITS
              THE MOORE-HANDLEY, INC. EMPLOYEE STOCK PURCHASE PLAN

NAME AND POSITION                                            NUMBER OF OPTIONS(2)(3)
-----------------                                            -----------------------
William Riley(1)............................................          2,100
  Chairman and CEO
Pierce E. Marks, Jr.(1).....................................          2,100
  Vice Chairman
Michael J. Gaines...........................................          1,200
  President and COO
Executive Group (6 persons).................................         10,200
Non Executive Officer Employee Group (4 persons)............          3,000

---------------

(1) Messrs. Riley and Marks are not permitted to participate under the portion of the Plan that is intended to satisfy the requirements of Section 423 of the Code, because they own more than 5% of the Common Stock, therefore Options that would have been granted to them if the Plan was in place at the end of the last fiscal year would have been granted at 100% of the Fair Market Value as of the Date of Grant.
(2) Options that would have been granted to Mr. Gaines, the Executive Group (other than Messrs. Riley and Marks) and the Non-Executive Officer Employee Group would have been made under the portion of the Plan that is intended to qualify under Section 423 of the Code at a price equal to 85% of the Fair Market Value at the Date of Grant.
(3) The dollar value of the Options that would have been granted if the Plan had been in place at the end of the last fiscal year is not determinable.

FEDERAL INCOME TAX CONSEQUENCES

  Options granted pursuant to Section 423 of the Code

     Under present law, Options granted under Section 423 of the Code are subject to the following federal income tax consequences:

          The amounts deducted from the Employee's paycheck will be subject to applicable withholding and taxed as ordinary income. The Employee will not be required to report any taxable income or pay any tax at the time an Option is exercised. If the Employee holds any share of Common Stock transferred to such Employee upon the exercise of an Option for more than two years after the Date of Grant and for more than one year after the Date of Exercise, then any gain realized upon the sale or other disposition of that share will be taxed as long-term capital gain, and any loss will be a long-term capital loss, except that an amount equal to the lesser of (a) the excess of the Fair market Value of the shares at the time the Option was granted over the price at which such Option could have been exercised at that time if it had then been exercisable and (b) the amount, if any, by which the Fair Market Value of the share at the time of such deposition exceeds the price actually paid for the share under the Option, will be taxed as ordinary income in the taxable year such sale or other disposition occurs. If the Employee disposes of the share of Common Stock, such amount of ordinary income realized upon the sale or other disposition of the share will increase the Employee's tax basis in the share for determining gain or loss upon such sale or other disposition of the share. The Company will be entitled to a deduction for tax purposes at the same time and in the same amount as the Employee is considered to have realized ordinary income in connection with such a disposition.

          If the Employee disposes of any share of Common Stock transferred to such Employee on the exercise of an Option within two years after the Date of Grant or within one year from the Date of Exercise, the Employee should report as ordinary income for the taxable year in which the disposition occurs the amount by which the Fair Market Value of such share on the Date of Exercise of such Option exceeded the amount the Employee paid for such share. Any such ordinary income will increase the Employee's tax basis for the purpose of determining gain or loss on the sale or exchange of the share. The Employee will be considered to have disposed of a share of Common Stock if such Employee sells, exchanges, makes a gift or transfers (except by pledge, tax free reorganization or by transfer on death) legal title to the share. Any gain or loss on the sale or exchange for a share will generally be a short-term gain or loss if the share was held for one year or less and a long-term capital gain or loss if the share was held more than a year. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Employee is considered to have realized ordinary income in connection with such a disposition. If the Employee dies holding any share acquired by such Employee upon the exercise of an Option, an amount equal to the lesser of
     (a) the excess of the Fair Market Value of the share at the time the Option was granted over the price at which such Option could have been exercised and (b) the amount, if any, by which the Fair Market Value of the share at the date of death exceeds the price actually paid for the share under the Option will be included in the Employee's gross income as ordinary income for the year of such Employee's death. Under these circumstances, the Company is not allowed an income tax deduction in connection with an Option.

NONQUALIFIED OPTIONS

     There will be no federal income tax consequences to either the Employee or the Company upon the grant of a Nonqualified Option. Generally, upon the exercise of a Nonqualified Option the Employee will realize ordinary income in an amount equal to the excess of the Fair Market Value of the shares of Common Stock received on the Date of Exercise over the Option price of the shares. The Company will generally be entitled to a federal income tax deduction in the same amount.

     Any ordinary income realized by an Employee upon exercise of a Nonqualified Option will increase his or her tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a Nonqualified Option, an Employee will realize long term or short term capital gain or loss, depending on the length of time that the Employee has held the shares of Common Stock. The holding period for capital gains purposes begins on the Date of Exercise pursuant to which such shares were acquired.

     If the Company delivers cash to buy an Employee's Nonqualified Option, the Employee will recognize ordinary income in an amount equal to the cash paid. An amount equal to the ordinary income recognized by the Employee will be deductible by the Company.

     An Employee who surrenders shares of Common Stock in payment of the exercise price of a Nonqualified Option will not recognize gain or loss on his or her surrender of such shares. Of the shares received in such an exchange, the number of shares equal to the number of shares surrendered will have the same tax basis and holding period as the shares surrendered. The Employee will recognize ordinary income equal to the Fair Market Value of the balance of the shares received and such shares will then have a tax basis equal to their Fair Market Value on the Date of Exercise, and the holding period will begin on the Date of Exercise.

     The foregoing summary is general, and is based on current law and regulations and, accordingly, is subject to change at any time. It does not apply to all specific transactions which may occur. As to specific transactions, the Employee should consult his or her own tax advisor. In addition, in some individual cases, it will be important to consider the state and foreign tax consequences of participation in the Plan and the effect, if any, of gift, estate or inheritance taxes.

STOCKHOLDER APPROVAL

     The affirmative vote of the holders of a majority of shares of the Stock present in person or represented by proxy and entitled to vote at the 1998 Annual Meeting is required, which approval must be obtained prior to any purchase of shares or the grant of any Option to purchase shares under the Plan. Abstentions from voting on this proposal will have the effect of votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table gives information concerning the beneficial ownership of the Corporation's Common Stock on March 6, 1998 by (i) each nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers of the Corporation as a group.

                                                                AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP(1)
                                                              -------------------------
                                                                 SHARES        PERCENT
                                                              BENEFICIALLY        OF
BENEFICIAL OWNERS                                                 OWNED         CLASS
-----------------                                             -------------    --------
William Riley(2)............................................      376,458        20.3%
Pierce E. Marks, Jr.(2)(3)..................................      302,458        16.3%
Michael B. Stubbs(4)(6).....................................      227,915        11.5%
Ronald J. Juvonen(5)(6).....................................      140,500         6.8%
L. Ward Edwards(2)..........................................       51,450         2.8%
Michael J. Gaines(7)........................................       15,000          --
All directors and executive officers as a group (8
  persons)(8)...............................................    1,126,781        57.7%

---------------

(1) The information as to beneficial ownership is based on statements furnished to the Corporation by the beneficial owners. Except as indicated in the footnotes which follow, such owners have sole voting power and sole investment power with respect to all shares listed above and all such shares are owned directly (i.e., not by virtue of an option or other right to acquire).
(2) Does not include shares covered by Special Options granted under 1991 Plan which are not presently exercisable -- see "Executive Compensation and Other Information". The address of Messrs. Riley, Marks and Edwards is Moore-Handley, Inc. P. O. Box 2607, Birmingham, Alabama 35202.
(3) Does not include 54,000 shares owned by Mr. Marks' children, as to which Mr. Marks disclaims beneficial ownership.
(4) Includes an aggregate of 73,500 shares held of record by two trusts established for Mr. Stubbs' children; Mr. Stubbs, who is a co-trustee of such trusts, disclaims beneficial ownership of such shares. Mr. Stubbs' address is Lyon, Stubbs & Tompkins, Inc., 345 Park Avenue, New York, New York 10154.

(5) Includes 121,000 shares owned by a limited partnership of which Mr. Juvonen is a general partner with shared voting and investment power. Mr. Juvonen disclaims beneficial ownership of the proportion of shares owned by the limited partnership in which he has no economic interest. Mr. Juvonen's address is Downtown Associates, 920 East Baltimore Pike, Kennett Square, Pennsylvania 19348.
(6) Includes 14,000 shares covered by presently exercisable Special Options granted under 1991 Plan -- see "Information Regarding the Board of Directors".
(7) Includes 15,000 shares covered by presently exercisable Incentive Stock Options granted under 1991 Plan.
(8) Includes 28,000 shares covered by non-qualified stock options granted under 1991 Plan which are presently exercisable or which become exercisable within 60 days and 28,000 shares covered by Special Options which are presently exercisable.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, which served as the Corporation's independent auditors in 1997 has been designated by the Board of Directors as the Corporation's independent auditors for 1998. No representative of that firm will be present at the Annual Meeting. Accordingly, no representative of that firm will have an opportunity to make a statement or will be available to respond to questions.

                             SHAREHOLDER PROPOSALS

     It is anticipated that the 1999 Annual Meeting of Shareholders will be held on April 22, 1999. In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at that meeting must be received by the Secretary of the Corporation no later than November 28, 1998 if such proposals are to be considered for inclusion in the Corporation's Proxy Statement.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting, other that those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular Employees of the Corporation. All expenses in connection with the preparation of proxy materials and the solicitation of proxies will be borne by the Corporation.

                                          By Order of the Board of Directors

                                          L. Ward Edwards,
                                          Vice President -- Finance,
                                          Treasurer and Secretary

P. O. Box 2607
Birmingham, Alabama 35202
March 31, 1998

                                                                       EXHIBIT A

                            THE MOORE-HANDLEY, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1.

                                    PURPOSE

     The purpose of The Moore-Handley, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate stock ownership by Employees by providing a continued opportunity to purchase Common Stock, generally through voluntary after-tax payroll deductions. Except as provided for in Section 5 hereof, the Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code.

                                   SECTION 2.

                                  DEFINITIONS

     2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          a. "Board" means the Board of Directors of the Company.

          b. "Code" means the Internal Revenue Code of 1986, as amended.

          c. "Common Stock" means the common stock, par value $.01, of the Company.

          d. "Company" means Moore-Handley, Inc., a Delaware corporation.

          e. "Compensation" means base salary, determined without regard to any salary reduction contributions under a qualified cash or deferred arrangement or a cafeteria plan, in each case meeting the applicable requirements of the Code.

          f. "Current Option Holder" means Employees and directors of the Company who own stock options as of the Effective Date and who have elected to participate in the Plan in accordance with Section 5 hereof.

          g. "Custodian" means the bank, trust company or other entity selected by the Plan Administrator to serve as the custodian under the Plan.

          h. "Date of Exercise" means the last trading day of each calendar month.

          i. "Date of Grant" means the date upon which an Option is granted, as set forth in Section 6.3.

          j. "Effective Date" means March 30, 1998. Notwithstanding the foregoing, no purchase of Common Stock or exercise of Nonqualified Options shall occur pursuant to Section 5 and no Option shall be exercised pursuant to Section 6 prior to the date, if any, as of which the Plan is approved by shareholders.

          k. "Employees" means all officers and employees of the Company and of any Subsidiary whose employees are expressly permitted to participate in the Plan by the Plan Administrator.

          l. "Employer" means the Company and any Subsidiary whose employees are expressly permitted to participate in the Plan by the Plan Administrator.

          m. "Fair Market Value" means, on any date, the closing price of the last trade of the Common Stock as reported on the National Association of Securities Dealers Automatic Quotation system (or on such other recognized quotation system on which the trading price of the Common Stock is quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such system on such date, Fair Market Value shall mean the closing price of the last trade on the immediately preceding date on which Common Stock transactions were so reported.

          n. "Individual Account" means a separate account maintained by the Custodian for each Employee participating under Section 6 hereof.

          o. "Nonqualified Option" means an option granted under Section 5 to a participating Employee to purchase shares of Common Stock.

          p. "Option" means an option granted under Section 6 to a participating Employee to purchase shares of Common Stock. To the extent contemplated by
     Section 5 the term Option shall include Nonqualified Options.

          q. "Option Price" has the meaning set forth in Section 6.7.

          r. "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          s. "Payroll Contributions" means an Employee's after-tax contributions of Compensation by payroll deduction pursuant to Section 6.5.

          t. "Plan Administrator" means a committee comprised solely of directors or solely of officers of the Company selected by the Board.

          u. "Plan Year" means for the first Plan Year, the period beginning on the Effective Date and ending on December 31, 1998 and for each succeeding Plan Year, a period of twelve months commencing on January 1 and ending on the next December 31.

          v. "Promissory Note" means a full recourse promissory note described in Section 5 hereof.

          w. "Qualified Stock Purchases" means purchases of Common Stock pursuant to the exercise of Options granted under Section 6, which are intended to be qualified under Section 423 of the Code.

          x. "Subsidiary" means each of the Company's direct or indirect majority-owned subsidiaries.

          y. "Terminating Event" means a participating Employee's termination of employment for any reason, Unpaid Leave or any other event which causes such Employee to no longer meet the requirements of Section 4.

          z. "Unpaid Leave" means an unpaid leave of absence or any leave of absence that does not meet the requirements of Treasury Regulation Section 1.421-7(h)(2).

          aa. "Withdrawn Shares" means any shares which have been retained in an Employee's Individual Account for less than six months.

                                   SECTION 3.

                                 ADMINISTRATION

     The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Plan Administrator may delegate responsibility for the day to day operation and administration of the Plan to any officer or employee or group of officers or employees of the Company or any of its Subsidiaries.

                                   SECTION 4.

                                  ELIGIBILITY

     4.1. General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the benefits available under Section 6, but only the Current Option Holders shall be eligible to participate under Section 5.

     4.2. Exclusions. Notwithstanding the provisions of Section 4.1, any Employee (i) whose customary employment is 20 hours or less per week, (ii) who has been employed for less than 90 days, (iii) who is on an Unpaid Leave, (iv) who terminates employment or is terminated for any reason, or (v) who, after an Option is granted, owns stock (as defined by Sections 423(b)(3) and 424(d) of the Code) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or any Subsidiary, shall not be eligible to participate in Section 6 of the Plan.

                                   SECTION 5.

                 NONQUALIFIED STOCK PURCHASES AND STOCK OPTIONS

     5.1. Nonqualified Stock Purchases. (a) Participation. Each Current Option Holder shall be entitled to purchase hereunder the number of shares of Common Stock equal to the number of stock options currently held by such Current Option Holder. A Current Option Holder may participate under this Section 5 by (i) completing and forwarding an enrollment form to the Plan Administrator or its designee, (ii) surrendering, for cancellation, all stock options held by such Current Option Holder and (iii) satisfying such other conditions as the Plan Administrator shall establish. The purchase price for such shares shall be $2.625 per share and may be paid in cash or with a Promissory Note described in subsection (c) below. The closing of any purchase under this Section 5 shall be required to occur on or before June 30, 1998. The purchase price set forth herein is the price paid by the Company in certain recent repurchase transactions.

     (b) Operation of Stock Purchases. The provisions of this Section 5 pertain to a one-time offer to sell a limited number of securities to a limited group of officers and directors.

     (c) Promissory Note. Each Current Option Holder who elects to purchase shares with a Promissory Note shall be required to execute a Promissory Note, in a form acceptable to the Company, which will provide for the entire principal balance to become due and payable on the third anniversary of the purchase of shares under this Section 5 (or, if earlier, upon the termination of the Current Option Holder's employment). Interest on the Promissory Note will accrue at an annual rate equal to the rate of interest paid by the Company on its principal revolving line of credit as in effect on the date of such purchase. Interest will be payable annually on each of the first, second and third anniversaries of the date of purchase of shares.

     (d) Purchase of Shares. As soon as practicable, but not later than five business days following the full payment of cash or the principal balance and accrued interest on the Promissory Note, the Custodian shall issue that number of whole shares of Common Stock purchased.

     5.2. Nonqualified Options. Any Employee who does not satisfy the eligibility requirements set forth in Section 4 hereof, may nonetheless be granted a Nonqualified Option to purchase Common Stock under the same terms and conditions as described in Section 6 below, provided that, the exercise price to be paid by each Employee participating in this Section 5.2 shall be an amount equal to 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

                                   SECTION 6.

                           QUALIFIED STOCK PURCHASES

     6.1. Stock to Be Issued. Subject to the provisions of Sections 6.8 and 11.3, the number of shares of Common Stock issuable pursuant to Options under this Section 6 and Section 5.2 of the Plan shall not exceed 300,000 less that number of shares purchased under Section 5.1 of the Plan on or before June 30, 1998, if any. The shares to be delivered pursuant to Options under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock, not reserved for any other purpose.

     6.2. Shareholder Approval. The Plan will be submitted for the approval of the Company's shareholders not later than 12 months after the Effective Date. No Options granted under this Section 6 may be exercised prior to such shareholder approval. If shareholders do not grant such approval, this Section 6 shall be rendered void and without effect.

     6.3. Grant of Options. Subject to Sections 4 and 6.2, the Company may offer Options under the Plan to all Employees. Options will be granted on the Effective Date and may be granted on such other date or dates as shall be determined by the Plan Administrator. The term of each Option shall end on the date which is 27 months from the Date of the Grant (or on such earlier date as shall be determined by the Plan Administrator). The number of whole shares of Common Stock subject to each Option shall be the lesser of (i) the quotient of
(A) the Payroll Contributions authorized by each participating Employee in accordance with Section 6.5 for the term of the Option divided by (B) the Option Price for each share of Common Stock purchased pursuant to such Option, excluding all fractions, or (ii) such maximum number of shares as may be established by the Plan Administrator, which may be established as a fixed number or vary based on a predetermined formula.

     6.4. Participation. An Employee who meets the requirements in Section 4 may participate in the Plan under this Section 6 by completing and forwarding an enrollment form to the Plan Administrator or its designee, and by satisfying such other conditions as the Plan Administrator shall establish from time to time. Eligible Employees who elect to participate in the Plan shall authorize a payroll deduction from the Employee's Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective on such date as the Plan Administrator may determine after the date of the receipt of the enrollment form by the Plan Administrator or its designee.

     6.5. Payroll Contributions. There shall be an Individual Account for each participating Employee to which shall be credited the amount of any Payroll Contributions and the number of full or fractional shares of Common Stock that are purchased by such Employee, pursuant to the terms of the Plan. An Employee may authorize Payroll Contributions in terms of whole number percentages, of the Compensation that the Employee receives during each payroll period; provided that (i) no Employee shall be entitled to make Payroll Contributions for any Plan Year in excess of $25,000, and (ii) no Employee shall be permitted to purchase Common Stock pursuant to Options under the Plan or under any other employee stock purchase plan of the Company or a Parent or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value (determined at the time the Option is granted) for each calendar year in which such Option granted to such Employee is outstanding at any time. In the event of a participating Employee's Terminating Event, (i) no further Payroll Contributions by such Employee shall be permitted and (ii) his outstanding Options shall terminate. Employees on short-term disability may make Payroll Contributions.

     6.6. Exercise of Options. Each participating Employee automatically and without any act on his part will be deemed to have exercised his Option on each Date of Exercise to the extent that the balance then in his Individual Account is sufficient to purchase at the Option Price whole shares of Common Stock. Any amount in the participating Employee's Individual Account on a Date of Exercise not applied to the purchase of Common Stock shall continue to be held in such account and applied as of the earliest subsequent Date of Exercise at which such amount can be so applied in accordance with the terms hereof.

     6.7. Option Price. Except as provided in Section 5.2, the Option Price per share of Common Stock (the "Option Price") to be paid by each participating Employee on each exercise of his Option shall be an amount equal to 85% (or such greater percentage as the Board or its designee may authorize) of the Fair Market Value of a share of Common Stock on the Date of Grant or, if authorized by the Board at the Date of Grant, the lesser of (i) 85% (or such greater percentage as the Board or its designee may authorize) of the Fair Market Value of a share of Common Stock on the Date of Grant or (ii) 85% (or such greater percentage as the Board or its designee may authorize) of the Fair Market Value of a share of Common Stock on the Date of Exercise.

     6.8. Canceled, Terminated or Forfeited Options. Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock shall again be available for Options under the Plan.

                                   SECTION 7.

                     DEDUCTION CHANGES AND PLAN WITHDRAWALS

     7.1. Deduction Changes. Subject to Section 6.5, a participating Employee may increase or decrease his Payroll Contributions, as of any time as the Plan Administrator shall determine, commencing after the receipt of proper notice of such change by the Plan Administrator or its designee. If an Employee ceases to make Payroll Contributions at any time prior to a Terminating Event, any cash balance then held in his Individual Account shall automatically be distributed to such Employee as soon as practicable after the effective date of such cessation.

     7.2. Withdrawals. An Employee may at any time (subject to such notice requirements as the Plan Administrator may from time to time prescribe), and for any reason, cease participation in Section 6 of the Plan and withdraw all or any portion of the shares of Common Stock and cash, if any, in his Individual Account pursuant to Section 9. The Employee may thereafter recommence participation in Section 6 on the date the Plan Administrator shall determine following completion of re-enrollment pursuant to Section 6.4. Upon an Employee's Terminating Event, any and all cash held in his Individual Account shall be distributed to him as soon as practicable thereafter. Without limiting the generality of the foregoing, upon the termination of an Employee's employment, all shares and any cash held in his Individual Account shall be distributed to him as soon as practicable thereafter.

                                   SECTION 8.

                            ISSUANCE OF CERTIFICATES

     While maintained by the Custodian, all shares shall be held in the name of the Custodian or its nominee, or in street name. The Company shall issue certificates to an Employee who is to receive a distribution of shares pursuant to Section 9 as soon as practicable following the event giving rise to such distribution under such Section 9. Such certificates may be registered only in the name of the Employee. Notwithstanding the foregoing, the Company shall issue certificates to an Employee upon such Employee's request to the Plan Administrator or its designee as soon as practicable following such request.

                                   SECTION 9.

                         WITHDRAWALS AND DISTRIBUTIONS

     All or a portion of the shares of Common Stock allocated to an Employee's Individual Account may be withdrawn by an Employee at any time. Upon termination of employment, all amounts and shares of Common Stock held for the benefit of any Employee shall be distributed to such Employee. Any withdrawal or other distribution shall be made in the form of cash or stock, as elected by the Committee. To the extent of a withdrawal or distribution of an Employee's shares in the form of cash, the Employee shall receive an amount per share equal to the proceeds received from the sale of such shares net of his allocable share of any related brokerage fees and other expenses incurred in connection with the sale of such shares. All fractional shares shall be paid in cash at the average sale price of such shares sold on behalf of Employees on the day of such sales.

                                  SECTION 10.

                            MISCELLANEOUS PROVISIONS

     10.1. Withholding. The Employer or its designee may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with Payroll Contributions. Each participating Employee, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.

     10.2. Rights Not Transferable. Rights under the Plan are not transferable by a participating Employee other than by will or the laws of descent and distribution of the state wherein the Employee is domiciled at the time of his death, and are exercisable during the Employee's lifetime only by the Employee.

     10.3. Adjustments in Capitalization; Mergers. In the event of any stock dividend or stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, (i) shares credited to each Employee's Individual Account shall be adjusted in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Board or a committee thereof shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available under Sections 5.1 or 6.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Board or a committee thereof, in its discretion, and the determination of the Board or a committee thereof shall be conclusive. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, a liquidation or distribution of the Company, or a sale of all or substantially all of the assets of the Company, shall cause the Plan to terminate and all shares of Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to
Section 9 as soon as practicable unless any surviving entity agrees to assume the obligations hereunder.

     10.4. Amendment of the Plan. The Board or its delegate may at any time, or from time to time, amend the Plan in any respect; provided that shareholder approval shall be required to amend the Plan to (i) change the number of shares of Common Stock reserved for issuance under Section 5.1 or Section 6.1 of the Plan, (ii) decrease the Option Price below a price computed in the manner stated in Section 5.2 or 6.7, or (iii) alter the requirements for eligibility to participate in the Plan under Section 6. No amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Employee under the Plan, without the consent of the Employee. The Plan shall terminate at any time at the discretion of the Board or its delegate. Upon termination of the Plan, all shares of Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 9 as soon as practicable.

     10.5. Requirements of Law. The Company's obligation to deliver Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     10.6. Custodial Arrangement. All cash and Common Stock allocated to an Employee's Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and its officers or the Board or the Plan Administrator or the Custodian, on the one hand, and any Employee, the Company or any other person or entity, on the other hand.

     10.7. No Right to Continuous Employment. The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an Employee is employed to terminate his employment at any time.

     10.8. Indemnification. Each person who is or shall have been a member of the Board or the Plan Administrator shall be indemnified and held harmless by the Company and each Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

     10.9. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans.

     10.10. No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 11.4, to limit the right or power of the Company or any of its subsidiaries or affiliates to take any action which such entity deems to be necessary or appropriate.

     10.11. Governing Law. The Plan shall be construed in accordance with and governed by the laws of Delaware, without regard to principles of conflict of laws.

                                                                        APPENDIX

PROXY                         MOORE-HANDLEY, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 23, 1998
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOORE-HANDLEY, INC.

    The undersigned hereby appoints WILLIAM RILEY, PIERCE E. MARKS, JR. and L. WARD EDWARDS, and each of them, the proxies of the undersigned with power of substitution to each, to vote all shares of Common Stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the office of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 on April 23, 1998 at 10:00 A.M. and any adjournment thereof, on all matters coming before said meeting.

    Election of Directors, Nominees: William Riley, Pierce E. Marks, Jr., L. Ward Edwards, Michael B. Stubbs and Ronald J. Juvonen

1.  ELECTION OF DIRECTORS:

    [ ]  FOR                                                     [ ]  WITHHELD
    [ ]  FOR, except vote withheld from the following
         nominee(s):

--------------------------------------------------------------------------------

2.  Approve the proposed Moore-Handley, Inc. Employee Stock Purchase Plan:

   [ ]  FOR                    [ ]  WITHHELD                    [ ]  ABSTAIN

    PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

             (Continued and to be dated and signed on reverse side)

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary instructions are indicated, this Proxy will be voted FOR the election of the Nominees as Directors and FOR approval of the Moore-Handley, Inc. Employee Stock Purchase.

    PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                  Dated:                  , 1998
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Please sign name(s) exactly as
                                                  printed hereon. Joint owners
                                                  should each sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, give full title as
                                                  such. If a Corporation, sign
                                                  in full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  sign in partnership name by
                                                  authorized person.